EXHIBIT 99.2

SUBSCRIPTION AGREEMENT

Secure Automated Filing Enterprises
347 Evergreen Way
Point Roberts, WA 98281

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Secure Automated Filing Enterprises (the "Company") at a price of $0.05 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that ______________ solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than _________________.

MAKE CHECK PAYABLE TO: CHAMBERLAIN HUTCHISON FOR SECURE AUTOMATED FILING ENTERPRISES INC

Executed this _____ day of ___________________, 20 .
)
	)		Signature of Purchaser
)
Address of Purchaser

Printed Name of Purchaser

	X	$0.05	= US$
Number of Shares Purchased			Total Subscription Price
Form of Payment:	Cash:_______	Check #: ______________	Other: ________________
SECURE AUTOMATED FILING ENTERPRISES INC.
By: ________________________________________
Title: ______________________________________